UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Pershing Gold Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PERSHING GOLD CORPORATION
1658 Cole Boulevard
Building 6, Suite 210
Lakewood, Colorado 80401
(720) 974-7248

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 9, 2015

Dear Pershing Gold Corporation Stockholder:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the “Annual Meeting”) of Pershing Gold Corporation (“Pershing Gold” or the “Company”) will be held on June 9, 2015 at 10:00 a.m., local time, at the offices of Davis Graham & Stubbs LLP located at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202. The Annual Meeting will be held for the following purposes:

1.	To elect three (3) directors to hold office until their successors are elected and qualified;
2.	To ratify the appointment of KBL, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The Board of Directors has fixed the close of business on April 14, 2015 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. This Notice of Annual Meeting of Stockholders and the attached Proxy Statement are first being mailed to Pershing Gold’s stockholders on or about April 30, 2015.

The attached Proxy Statement, proxy card and the Company’s Annual Report to Stockholders (including financial statements) for the fiscal year ended December 31, 2014 are available at http://www.viewproxy.com/pershinggold/2015.

By order of the Board of Directors,

/s/ Mindyjo Germann

Mindyjo Germann
Corporate Secretary

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD OR SUBMIT YOUR PROXY AND/OR VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET SO THAT A QUORUM MAY BE REPRESENTED AT THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

PERSHING GOLD CORPORATION
1658 Cole Boulevard
Building 6, Suite 210
Lakewood, Colorado 80401
(720) 974-7248

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 9, 2015

This Proxy Statement is furnished to the stockholders of Pershing Gold Corporation (“Pershing Gold,” the “Company,” or “we”) in connection with the solicitation of proxies by the Board of Directors of Pershing Gold (the “Board of Directors” or the “Board”) to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) on June 9, 2015, or at any postponements or adjournments of the Annual Meeting. Our Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Notice of Annual Meeting of Stockholders and this Proxy Statement and proxy card are first being mailed to Pershing Gold’s stockholders on or about April 30, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 9, 2015:

The attached Proxy Statement, proxy card and the Company’s Annual Report to Stockholders (including financial statements) for the fiscal year ended December 31, 2014 are available at http://www.viewproxy.com/pershinggold/2015.

ABOUT THE MEETING

When is the Proxy Statement first being mailed to stockholders?

The Proxy Statement is first being mailed to stockholders on or about April 30, 2015.

Why am I receiving this Proxy Statement and Proxy Card?

You have received these proxy materials because the Board of Directors is soliciting your proxy to vote your common stock and/or Series E preferred stock at the Annual Meeting on June 9, 2015. This Proxy Statement describes matters on which we would like you to vote at our Annual Meeting. It also provides you with information on these matters so that you may make an informed decision.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will vote on the following items of business:

1.	To elect three (3) directors to hold office until their successors are elected and qualified;
2.	To ratify the appointment of KBL, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Stockholders will also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof.

What are the recommendations of the Board of Directors?

The Board of Directors recommends that you vote:

•	FOR the election of each of the three (3) nominated directors (see “PROPOSAL NO. 1 — ELECTION OF DIRECTORS”)
•	FOR the ratification of the appointment of KBL, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (see “PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF AUDITORS”)

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

Each share of common stock outstanding on the record date is entitled to one vote on each matter. Each share of Series E preferred stock that is outstanding on the record date is entitled to vote the number of shares of common stock into which a share of Series E preferred stock is convertible, as if converted (on an aggregate basis) on the record date. The record date for the meeting is April 14, 2015. Only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting. As of the record date, there were 385,146,042 shares of common stock outstanding and 9,425 shares of Series E preferred stock outstanding, convertible on that date to 33,324,114 shares of common stock at a ratio of one share of Series E preferred stock into approximately 3,535.714 shares of common stock, or a total of 418,470,156 shares eligible to vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a broker or other holder of record rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Action Stock Transfer Corp., you are considered, with respect to those shares, to be the stockholder of record, and we have sent the Notice of Annual Meeting of Stockholders directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. You may vote by proxy by filling out the proxy card included with the materials, by voting online or by calling the number found on the proxy card.

Beneficial Owner.  If your shares are held in a brokerage account, or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by the holder of record together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote and are also invited to attend the Annual Meeting.

Who may attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker, bank or other holder of record (i.e., in street name) and wish to attend the meeting, you will need to provide proof of beneficial ownership on the record date, such as your most recent account statement as of April 14, 2015, a copy of the voting instruction card provided by your broker, bank or other holder of record, or other similar evidence of ownership. Registration and seating will begin at 9:30 a.m., Denver time. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If I am a stockholder of record, how do I vote?

If you are a stockholder of record, you may vote by proxy using the enclosed proxy card, by Internet by visiting the website that appears on the proxy card, by telephone by calling the number that appears on the proxy card, or in person at the Annual Meeting. To ensure that your vote is counted, even if you plan to attend the Annual Meeting, we recommend that you submit your proxy prior to the meeting as described below so that your vote will be counted if you later decide not to attend the meeting.

To vote your shares of common stock or preferred stock by using the enclosed proxy card, please fill out the proxy card included with the materials, or call the toll free number or visit the website found on the proxy card.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received from that organization, rather than from Pershing Gold, a voting instruction card with these proxy materials. You may vote by submitting voting instructions to your broker, bank or other holder of record. For directions on how to vote, please refer to the voting instruction card provided by your broker, bank or other holder of record.

If you do return your voting instruction card, but do not provide instructions to your broker or nominee regarding how to vote your shares, your shares will be counted in determining whether there is a quorum, but the nominee is not permitted to vote your shares except on matters that are determined to be routine. The ratification of the independent auditor is a routine matter. If a proposal is a non-routine matter, a broker or nominee may not vote the shares on the proposal without receiving instructions from the beneficial owner of the shares. The election of directors is not considered to be a routine matter.

You may vote in person at the meeting only if you obtain a legal proxy from the broker, bank or other holder of record that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you submit your voting instructions to the record holder prior to the meeting as described above so that your vote will be counted if you later decide not to attend the meeting.

May I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the meeting by: (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office located at 1658 Cole Boulevard, Building 6, Suite 210, Lakewood, CO 80401; (2) executing and delivering a later dated proxy card; or (3) by the Internet or telephone by following the voting instructions provided in the Notice of Annual Meeting of Stockholders. In addition, the powers of the proxy holders to vote your stock will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority (over 50%) of the shares of our capital stock outstanding and entitled to vote, including all common stock and Series E preferred stock voting on an as-converted basis, as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you properly submit a proxy, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker or bank indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

Election of Directors.  In the election of directors, three (3) candidates will be elected by a plurality of affirmative votes present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. That is, the three (3) candidates that receive the highest number of affirmative votes will be elected to serve on our Board of Directors. Abstentions and “broker non-votes” count as votes against the proposal.

Ratification of KBL, LLP.  The affirmative vote of a majority of the outstanding shares, voting on an as-converted to common stock basis, present at the meeting (either in person or by proxy) and entitled to vote will be required for ratification. Abstentions and “broker non-votes” are not counted for determining the number of votes cast for or against this proposal.

How may I vote on each of the proposals?

In the election of directors, you may vote FOR any one or more, or all, of the nominees, or your vote may be WITHHELD with respect to any one or more, or all, of the nominees. For the ratification of KBL, LLP, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

Who will count the proxy votes?

Votes will be tabulated by Alliance Advisors, LLC.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the matters described in this Proxy Statement. If any matters are properly brought before the meeting, the persons named on the enclosed proxy card will vote on such matters in accordance with their best judgment.

What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the meeting?

Under Nevada law, stockholders of the Company do not have the right to dissent and obtain an appraisal of their shares with respect to the proposed actions described in this Proxy Statement.

Who will bear the cost of this proxy solicitation?

The cost of this proxy solicitation will be borne by Pershing Gold. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone, email, or in person. We will also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees, and we will reimburse banks and brokers for their reasonable out-of-pocket expenses in so doing.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published by the Company in a Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission within four business days following the Annual Meeting.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board of Directors unanimously recommends that the Company’s stockholders vote FOR the election of the following three nominees:

Stephen Alfers
Barry Honig
Alex Morrison

The Board of Directors has nominated for election at the Annual Meeting Messrs. Alfers, Honig, and Morrison to serve until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified. Each nominee is currently a director of Pershing Gold and has consented to being named as a nominee.

The following table sets forth the name, residence, age, and current positions of each nominee:

Name and Residence	Age	Position
Stephen Alfers(1) Colorado, USA	69	Director, Chairman of the Board of Directors
Barry Honig Florida, USA	44	Director
Alex Morrison Colorado, USA	51	Director

(1)	Mr. Alfers also serves as our President and Chief Executive Officer.

Information regarding each nominee is set forth below, based upon information furnished to us by the nominee.

Nominees for Election

Stephen Alfers.  Mr. Alfers has served as our Chief Executive Officer and Chairman since February 2012 and as our President since August 2012. Mr. Alfers served as the President and Chief of U.S. Operations of Franco-Nevada Corporation from January 2010 to September 2011 and its Vice President (Legal) from December 2007 to December 2009. Mr. Alfers is the founder and, since 2007, has been the President of Alfers

Mining Consulting, which performs consulting services from time to time for mining and exploration companies and investors in these industries, including providing continuing services from time to time for Franco-Nevada Corporation, with Mr. Alfers serving as an officer and director of certain of the U.S. subsidiaries of Franco-Nevada Corporation. Mr. Alfers served as the President and Chief Executive Officer of NewWest Gold Corporation, a publicly traded Canadian corporation listed on the Toronto Stock Exchange, from 2006 to 2007. Mr. Alfers also served on the Board of Directors of NewWest Gold Corporation from 2005 to 2007. Mr. Alfers served as President and Chief Executive Officer of the NewWest Resources Group from 2001 to 2005 and as President and Chief Executive Officer of NewWest Gold Corporation, a privately-held Delaware Corporation from 2005 to 2006. Mr. Alfers was the founder in 1995, and served as managing partner from 1995 to 2001 of, Alfers & Carver LLC, a boutique natural resources law firm. Mr. Alfers received a J.D. from the University of Virginia, an M.A. in Monetary Policy and Public Finance from the University of Denver and a B.A. in Economics from the University of Denver. Mr. Alfers was chosen to be a director of the Company based on his extensive mining industry and operational experience, and his mining industry legal expertise.

Barry Honig.  Mr. Honig has served as a director since September 2010, and served as Co-Chairman from September 2010 until September 2011 and as Chairman from September 2011 to February 2012. Since January 2004, Mr. Honig has been the President of GRQ Consultants, Inc., and a private investor and consultant to early stage companies. Mr. Honig’s expertise includes early stage company capital restructuring, debt financing, capital introductions, and mergers and acquisitions. Mr. Honig sits on the boards of several private companies. In addition, Mr. Honig served as director and co-Chairman of Chromadex Corporation from October 2011 to February 2015, and as director and co-Chairman of InterCLICK, Inc. from August 2007 through December 2011. Mr. Honig was selected to serve as a director due to his extensive knowledge of the capital markets, his judgment in assessing business strategies and accompanying risks, and his expertise with emerging growth companies.

Alex Morrison.  Mr. Morrison has served as a director since November 2012. Mr. Morrison is a mining executive, chartered accountant and certified public accountant with over 26 years of experience in the mining industry. He currently serves on the boards of Detour Gold Corporation and Taseko Mines Limited. Mr. Morrison has held senior executive positions at a number of mining companies, most recently serving as Vice President and Chief Financial Officer of Franco-Nevada Corporation from 2007 to April 2010. From 2002 to 2007, Mr. Morrison held increasingly senior positions at Newmont Mining Corporation, including Vice President, Operations Services and Vice President, Information Technology. Prior to 2002, Mr. Morrison was Vice President and Chief Financial Officer of NovaGold Resources, Inc. and Vice President and Controller of Homestake Mining Company and held senior financial positions at Phelps Dodge Corporation and Stillwater Mining Company. In addition, from time to time between 2007 and the present, Mr. Morrison has performed financial consulting services for mining companies. Mr. Morrison began his career with PricewaterhouseCoopers LLP after obtaining his B.A. in Business Administration from Trinity Western University. Mr. Morrison was selected to serve as a director due to his extensive mining resource and business experience and his financial expertise.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors unanimously recommends ratification of the appointment of KBL, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The affirmative vote of a majority of the outstanding shares, voting on an as-converted-to-common-stock basis, present at the meeting (either in person or by proxy) and entitled to vote will be required to ratify the appointment of our independent registered public accounting firm for the fiscal year 2015. In the event the ratification is not approved by the required number of votes, the Board of Directors may reconsider, but will not necessarily change, its appointment of KBL, LLP to serve as our independent registered public accounting firm.

KBL, LLP has served as the Company’s independent registered public accounting firm since 2010, providing audits for the Company for the fiscal years ended December 31, 2010 through December 31, 2014.

For more information about the Company’s independent auditor, refer to the discussion under the heading “Independent Public Accountants” beginning on page 17 of this Proxy Statement.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Meetings and Committees of the Board of Directors

During 2014, our Board of Directors held seven meetings. Mr. Alfers and Mr. Morrison each attended all seven of the meetings; Mr. Honig attended five meetings.

Board Committees

The Board of Directors currently has no established Board committees. The Company has applied for listing on The NASDAQ Stock Market, and, upon listing will establish its Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee in accordance with the committee charters already approved by the Board of Directors. Until the Board committees have been established, all actions that would otherwise be taken by the Board committees are taken directly through the Board of Directors. Given our size and the development of our business to date, we believe that the Board of Directors through its meetings can perform all of the duties and responsibilities of such Board committees.

Audit Committee.  When constituted, the Audit Committee will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee’s duties will include the engagement and oversight of the Company’s independent auditors, review of the Company’s annual and quarterly financial statements and related SEC filings, and review of the Company’s accounting and auditing principles. The Audit Committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee will at all times be composed exclusively of directors who are, in the opinion of our Board of Directors, free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee.  When constituted, the Compensation Committee will consist of independent directors and will review and approve our salary and benefits policies, including compensation of executive officers. The Compensation Committee will also administer our equity incentive plans and recommend and approve grants under such plans. Our Board of Directors currently participates in the consideration of executive officer and director compensation.

Corporate Governance and Nominating Committee.  When constituted, the Corporate Governance and Nominating Committee will consist of independent directors and its responsibilities will include overseeing and evaluating the Board’s performance, selecting and evaluating prospective director nominees, and reviewing Board and Board committee compensation. The CGNC will also oversee and provide advice to the Board of Directors regarding corporate governance policies, practices and procedures. Our Board of Directors currently considers any qualified director nominees that are presented to it from time to time.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy regarding whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its stockholders to have these two positions overlap due to the small size of the Company.

Our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our Company and our Company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the Board of Directors’ appetite for risk. While the Board of Directors oversees our Company, our Company’s management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board of Directors leadership structure supports this approach.

Director Independence

We currently have three directors serving on our Board of Directors: Messrs. Alfers, Honig, and Morrison. We are not listed on a U.S. national securities exchange (though, as noted above, we have applied for listing on The NASDAQ Stock Market) and, as such, are not subject to director independence standards. Using the definition of independence set forth in the rules of The NASDAQ Stock Market, Mr. Morrison would be considered an independent director of the Company.

Stockholder Nominations

We do not currently have a policy or specified procedures in place pursuant to which security holders may recommend nominees to the Board of Directors. We believe that the Board of Directors can appropriately consider and respond to stockholder nominations.

Communication with the Board

We have established a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send an email, write or telephone Mindyjo Germann, Corporate Secretary, at:

Pershing Gold Corporation
1658 Cole Boulevard
Building 6, Suite 210
Lakewood, Colorado 80401
Telephone: (720) 974-7248
Facsimile: (720) 974-7249
Email: investors@pershinggold.com

Any such communication must state the type and amount of Pershing Gold securities held by the stockholder and must clearly state that the communication is intended to be shared with the Board of Directors. Ms. Germann will forward any such communication to the members of the Board of Directors.

Director Attendance at the Annual Meeting

All members of the Board of Directors are encouraged, but not required, to attend annual meetings of stockholders. All Board members except one attended the 2014 Annual and Special Meeting of Stockholders, held on December 11, 2014.

Director or Officer Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees. We will provide a copy of our Code of Ethics and Business Conduct to any person without charge, upon written request to Mindyjo Germann, our Corporate Secretary, at:

Pershing Gold Corporation
1658 Cole Boulevard
Building 6, Suite 210
Lakewood, Colorado 80401
Telephone: (720) 974-7248
Facsimile: (720) 974-7249
Email: investors@pershinggold.com

Board Diversity

While we do not have a formal policy on diversity, our Board of Directors considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix. Although there are many other factors, the Board of Directors seeks individuals with experience on public company boards as well as experience in the mining industry and in finance and accounting.

Family Relationships

There are no family relationships among the executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our equity securities to file reports of ownership and changes in ownership of our equity securities with the SEC. Based on the information available to us for 2014, we believe that all applicable Section 16(a) filing requirements were met on a timely basis except that Mr. Honig filed two late reports regarding a total of three transactions and Mr. Janke filed one late report regarding one transaction.

Director Compensation

The following table sets forth compensation paid to our non-employee directors in 2014.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Barry Honig	$30,000	(2)	$50,000	$—	$—	$—	$—	$80,000
Alex Morrison	$32,000	(3)	$50,000	$—	$—	$—	$32,625	$114,625

(1)	Amounts represent grant date fair market value calculated pursuant to FASB ASC Topic 718 of 172,414 restricted stock units granted on December 11, 2014, vesting on December 11, 2015. See footnote (1) to the Summary Compensation Table on page 10 of this Proxy Statement for additional information regarding this calculation.
(2)	The amount shown includes Mr. Honig’s 2014 annual retainer fee of $25,000 and $1,000 for Mr. Honig’s attendance at each of five (5) Board of Directors meetings in 2014.
(3)	The amount shown includes Mr. Morrison’s 2014 annual retainer fee of $25,000, $1,000 for Mr. Morrison’s attendance at each of seven (7) Board of Directors meetings in 2014. Mr. Morrison was also paid $32,625 in 2014 for consulting services related to financial and strategic matters, which services are outside the scope of his duties as a director and which are included under the heading “All Other Compensation” above.

Our directors who are also our employees receive no fees for board service. Mr. Alfers is the only director who is also an employee. The compensation for all non-employee directors includes a $25,000 annual cash retainer and a $1,000 cash fee for attendance at each Board meeting. Non-employee directors also receive annual grants of restricted stock units, vesting on the first anniversary of the grant date, and equal in value when granted to $50,000. For each vested restricted stock unit the non-employee director is entitled to receive one unrestricted share of common stock upon termination of the director’s service on our Board of Directors. Our directors are also eligible to receive other equity awards, including stock options, under our equity incentive plans.

When the Board establishes standing committees, directors will receive a $1,000 cash fee for attendance at all committee meetings, and the chairs of the Audit, Compensation and Corporate Governance and Nominating committees will receive annual cash retainers of $15,000, $10,000 and $7,500 respectively.

EXECUTIVE OFFICERS

Executive Officers of Pershing Gold

Name	Age	Position
Stephen Alfers	69	Chief Executive Officer, President and Chairman
Debra Struhsacker	62	Senior Vice President
Timothy Janke	63	Chief Operating Officer
Eric Alexander	48	Vice President Finance and Controller

Stephen Alfers.  Please see “PROPOSAL 1 — ELECTION OF DIRECTORS — Nominees for Election — Stephen Alfers” for biographical information regarding Mr. Alfers.

Debra Struhsacker.  Ms. Struhsacker was appointed Corporate Vice President in September 2013, and was named Senior Vice President in September 2014. From June 2006 until joining the Company, Ms. Struhsacker was the principal of her own consulting business, providing management, coordination and execution of environmental permitting strategies and other environmental, regulatory, governmental and community relations issues to mining companies. She has provided consulting services to the Company at the Relief Canyon Project since October 2011. She served as Vice President, U.S. Governmental and Regulatory Affairs for Kinross Gold USA, Inc., a subsidiary of Kinross Gold Corporation, from July 2003 to May 2006, and was engaged in her own consulting business from April 1991 until June 2003. Ms. Struhsacker has over 25 years of experience in hardrock mining and environmental issues, including related public policy issues, permitting and reclamation. She has a B.A. in Geology and French from Wellesley College and a M.S. in Geology from the University of Montana. Ms. Struhsacker is a certified professional geologist (Wyoming and American Institute of Professional Geologists).

Timothy Janke.  Mr. Janke was appointed Chief Operating Officer in August 2014. Since November 2010, Mr. Janke has been the president of his own consulting business providing mine operating and evaluation services to several mining companies. Beginning in July 2012, he provided consulting services at the Relief Canyon Project advising the Company on mine start-up plans and related activities. From June 2010 to August 2014, Mr. Janke served as Vice President and Chief Operating Officer of Renaissance Gold, Inc. and its predecessor Auex Ventures, Inc. He was General Manager-Projects for Goldcorp Inc. and its predecessor Glamis Gold, Inc. from July 2009 to May 2010, Vice President and General Manager of the Marigold Mine from February 2006 to June 2009, and its Manager of Technical Services from September 2004 to January 2006. Since August 2011, Mr. Janke has served as a director for Renaissance Gold. Mr. Janke has over 40 years of engineering and operational experience in the mining industry. He has a B.S. in Mining Engineering from the Mackay School of Mines.

Eric Alexander.  Mr. Alexander joined the Company in September 2012 as its Vice President Finance and Controller and was appointed as the Company’s principal financial officer and principal accounting officer in November 2012. Prior to the joining the Company, Mr. Alexander was the Corporate Controller for Sunshine Silver Mines Corporation, a privately held mining company with exploration and pre-development properties in Idaho and Mexico, from March 2011 to August 2012. He was a consultant to Hein & Associates LLP from August 2012 to September 2012 and a Manager with Hein & Associates LLP from July 2010 to March 2011. He served from July 2007 to May 2010 as the Corporate Controller for Golden Minerals Company (and its predecessor, Apex Silver Mines Limited), a publicly traded mining company with operations and exploration activities in South America and Mexico. He has over 25 years of corporate, operational and business experience, and 11 years of mining industry experience. In addition to working in the industry he also held the position of Senior Manager with the public accounting firm KPMG LLP, focusing on mining and energy clients. Mr. Alexander has a B.S. in Business Administration (concentrations in Accounting and Finance) from the State University of New York at Buffalo and is also a licensed CPA.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation through December 31, 2014 of each of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Stephen Alfers Chief Executive Officer, President and Chairman	2014	350,000	350,000	—	—	—	700,000
	2013	275,000	350,000	—	—	—	625,000

Debra Struhsacker(2) Corporate Vice President	2014	200,000	125,000	—	74,200	—	399,200
	2013	54,760	100,000	—	35,000	515,238	704,998
Timothy Janke(3) Chief Operating Officer	2014	39,346	75,000	—	214,200	36,225	364,771
	2013	—	—	—	—	—	—
Eric Alexander Vice President Finance and Controller	2014	175,000	60,000	—	25,200	—	260,200
	2013	175,000	60,000	—	580,000	—	815,000

(1)	Reflects the grant date fair value of the Company’s common stock calculated in accordance with FASB ASC Topic 718. For information regarding the assumptions used to compute grant date fair market value, see Note 2 to the Company’s Audited Consolidated Financial Statements included in the Company’s 2014 annual report on Form 10-K.
(2)	Ms. Struhsacker joined the Company as Corporate Vice President on September 23, 2013 and her 2013 salary amount is a portion of her annual $200,000 salary pro-rated from her start date. All Other Compensation includes amounts paid to Ms. Struhsacker in 2013 prior to her joining the Company and is comprised of $132,738 in consulting fees and the $382,500 grant date fair value of 750,000 shares of restricted common stock granted on February 12, 2013.
(3)	Timothy Janke joined the Company as the Company’s Chief Operating Officer in August 2014, and his salary amount is a portion of his annual $100,000 salary pro-rated from his start date. Mr. Janke devotes approximately half of his time to serving as Chief Operating Officer. All Other Compensation includes $36,225 in consulting fees paid to Mr. Janke in 2014 prior to his appointment as Chief Operating Officer.

Agreements with Executive Officers

Stephen Alfers

We entered into an employment agreement with Mr. Alfers on February 9, 2012 that provides that Mr. Alfers will serve as our Chief Executive Officer until December 31, 2015, subject to renewal. Under the employment agreement, Mr. Alfers is entitled to a base salary of $250,000 per year, subject to increase at the discretion of the Board, and was issued (i) 12,000,000 restricted shares of the Company’s common stock and (ii) a ten year option to purchase 10,000,000 shares of the Company’s common stock at an exercise price of $0.49 per share. Under the employment agreement, as amended to date, the vesting schedule of the restricted stock grant is as follows: 6,000,000 shares vested on December 26, 2013; 3,000,000 shares vested on February 9, 2014; and 3,000,000 shares will vest on February 9, 2016. Vesting accelerates upon certain events, including a Change in Control (as defined in the employment agreement), as described below. Amendments to Mr. Alfers’ employment agreement on February 8, 2013, December 23, 2013 and February 5, 2015 related to changes to the vesting schedule of his restricted stock grants. The options were fully vested when granted.

Under Mr. Alfers’ employment agreement, he is entitled to receive an annual bonus if the Company meets or exceeds certain criteria adopted by the Board of Directors. The “Target Bonus” for Mr. Alfers for each year is equal to 100% of his annualized base salary for that year if target levels of performance for that year are achieved, with greater or lesser amounts paid for performance above and below the target and can be paid in cash or stock at the election of the Board. Certain amounts payable to Mr. Alfers as compensation are subject to claw-back rights in the event of restatements of our financial information for a period of three years after termination.

Upon Mr. Alfers’ termination without Cause (as defined in the employment agreement), within six months prior to or twenty-four months following a Change in Control (a “Change in Control Period”) or upon Mr. Alfers’ Resignation for Good Reason (as defined in the employment agreement) during a Change in Control Period, we are required to pay to Mr. Alfers (in addition to any Accrued Obligations as defined in the employment agreement), a lump sum in an amount equal to three times the sum of (i) Mr. Alfers’ then in effect base salary plus (ii) Mr. Alfers’ Target Bonus (as defined in the employment agreement) for the year in which the Change in Control occurs. Additionally, any unvested equity awards that were granted prior to the Change in Control, including any unvested awards made under the employment agreement, fully and immediately vest on the Change in Control.

Upon Mr. Alfers’ termination without Cause or upon Mr. Alfers’ Resignation for Good Reason in the absence of a Change in Control, we are required to pay to Mr. Alfers (in addition to any Accrued Obligations as defined in the employment agreement), a lump sum in an amount equal to two times the sum of (i) Mr. Alfers’ base salary then in effect plus (ii) the average of Mr. Alfers’ bonuses payable with respect to the two prior fiscal years. In addition, any portion of the remaining three million unvested shares granted under the employment agreement that remained unvested would immediately vest. All other unvested equity grants would be forfeited as of the date of termination, and any vested equity awards would be treated as specified in the applicable equity plan and award agreement.

Debra Struhsacker

On January 1, 2013, we retained Ms. Struhsacker as an independent contractor to provide us with environmental permitting and government consulting services in exchange for a $10,500 monthly retainer and $175 hourly fee for time spent in excess of 60 hours per month.

We entered into an offer letter with Ms. Struhsacker on September 23, 2013 pursuant to which Ms. Struhsacker was hired to serve as the Company’s Corporate Vice President and is entitled to an annual base salary of $200,000. Accordingly, the consulting agreement with Ms. Struhsacker was terminated. In September 2014, Ms. Struhsacker was promoted to Senior Vice President.

In connection with the offer letter we entered into with Ms. Struhsacker, we also entered into a severance compensation agreement with Ms. Struhsacker on September 23, 2013. Upon a Qualifying Termination (as defined in the severance compensation agreement) occurring on or within twelve months following a Change in Control (as defined in the severance compensation agreement), we are required to pay Ms. Struhsacker a lump-sum severance payment equal to one and a half times the sum of (i) Ms. Struhsacker’s base salary, plus (ii) the greater of Ms. Struhsacker’s Annual Bonus Amount or Ms. Struhsacker’s Assumed Bonus Amount (both as defined in the severance compensation agreement).

Timothy Janke

We entered into an offer letter with Mr. Janke on August 27, 2014 pursuant to which Mr. Janke will devote approximately half of his time as the Company’s Chief Operating Officer and will be paid an annual salary of $100,000 per year. In the event of Mr. Janke’s termination other than for Cause or his resignation for Good Reason (as those terms are defined in the offer letter) during the three-year period following Mr. Janke’s start date of August 29, 2014, or in the event of Mr. Janke’s termination for Cause or his resignation for Good Reason within 12 months following a Change of Control (as such term is defined in the offer letter) that occurs within three years of his start date, Mr. Janke will be entitled to a severance payment from the Company equal to one and a half times Mr. Janke’s base salary and bonus.

Eric Alexander

We entered into a revised offer letter with Mr. Alexander on November 21, 2012, amended on February 8, 2013, pursuant to which Mr. Alexander joined the Company as our Vice President Finance and Controller and is entitled to an annual base salary of $175,000. In addition, in connection with his appointment as the Company’s Principal Financial Officer and Principal Accounting Officer, the Company granted Mr. Alexander 200,000 shares of restricted stock, vesting over three years. The amendment deferred vesting of certain of the restricted shares, of which 133,320 vested in equal tranches on March 14, 2014 and November 30, 2014, and a final tranche of 66,680 shares is scheduled to vest on November 30, 2015, subject to acceleration under certain events, including upon a Change in Control as defined in the Company’s 2012 Equity Incentive Plan.

In connection with the offer letter we entered into with Mr. Alexander, we also entered into a severance compensation agreement with Mr. Alexander on November 21, 2012. Upon a Qualifying Termination (as defined in the severance compensation agreement) occurring on or within twelve months following a Change in Control (as defined in the severance compensation agreement), we are required to pay Mr. Alexander a lump-sum severance payment equal to one and a half times the sum of (i) Mr. Alexander’s base salary, plus (ii) the greater of Mr. Alexander’s Annual Bonus Amount or Mr. Alexander’s Assumed Bonus Amount (both as defined in the severance compensation agreement).

Indemnification Agreements

In 2013 and 2014, the Company entered into indemnification agreements with its directors and executive officers providing for indemnification against all expenses, judgments, fines and amounts paid in settlement incurred by such indemnitee in connection with any threatened, pending or completed action, suit, alternative dispute resolution mechanism or proceeding to which indemnitee was or is a party or is threatened to be made a party by reason of the fact that indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, to the fullest extent permitted by Nevada law. The indemnification agreements also provide for the advancement of expenses (including attorneys’ fees) incurred by the indemnitee in connection with any action, suit, alternative dispute resolution mechanism or proceeding (subject to the terms and conditions set forth therein). The indemnification agreements contain certain exclusions, including proceedings initiated by the indemnitee unless such advancement is specifically approved by a majority of our disinterested directors. The Company expects that it will enter into similar indemnification agreements with any new directors and executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of equity awards of our named executive officers at December 31, 2014. This table includes unexercised and unvested options and equity awards. Vesting schedules are subject to acceleration or forfeiture in certain circumstances, including a change of control.

Option awards						Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Stephen Alfers	10,000,000	—	—	$0.49	2/9/22	—	—	6,333,500	(2)	$1,836,715
	5,000,000	—	—	$0.34	6/17/22	—	—	—		—
Debra Struhsacker	400,000	—	—	$0.45	3/6/22	—	—	831,660	(3)	$241,181
	400,000	—	—	$0.34	6/17/22	—	—	—		—
Timothy Janke	—	—	—	—	—	—	—	1,165,000	(4)	$337,850
Eric Alexander	—	—	—	—	—	—	—	956,666	(5)	$277,433

(1)	The market value of stock awards is calculated at $0.29 per share, the closing price of our common stock December 31, 2014.
(2)	Includes 1,666,500 shares which vested on March 14, 2015 but had not yet vested on December 31, 2014; 3,000,000 shares vesting on February 9, 2016; and 1,667,000 shares vesting on March 14, 2016.
(3)	Includes 88,334 shares vesting on December 11, 2015; 33,330 shares vesting on December 16, 2015; 500,000 shares vesting on February 12, 2016 (following the deferral of vesting of 250,000 shares on February 6, 2015); 88,333 shares vesting on December 11, 2016; 33,330 shares vesting on December 16, 2016; and 88,333 shares vesting on December 11, 2017.

(4)	Includes 255,000 shares vesting on December 11, 2015; 100,000 shares vesting on December 16, 2015; 200,000 shares vesting on February 12, 2016 (following the deferral of vesting of 100,000 shares on February 5, 2015); 255,000 shares vesting on December 11, 2016; 100,000 shares vesting on December 16, 2016; and 255,000 shares vesting on December 11, 2017.
(5)	Includes 66,680 shares vesting on November 30, 2015; 30,000 shares vesting on December 11, 2015; 66,660 shares vesting on December 16, 2015; 666,666 shares vesting on February 12, 2016 (following the deferral of vesting of 333,333 shares on February 5, 2015); 30,000 shares vesting on December 11, 2016; 66,660 shares vesting on December 16, 2016; and 30,000 shares vesting on December 11, 2017.

Company Equity Incentive Plans

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	26,767,260	$0.41	27,886,622	(1)
Equity compensation plans not approved by security holders	5,332,740	$0.34	—
Total	32,100,000	$0.40	27,886,622	(1)

(1)	Represents 650,000 shares of common stock remaining available for issuance under the 2010 Plan, 566,450 shares of common stock remaining available for issuance under the 2012 Plan, and 26,670,172 shares of common stock remaining available for issuance under the 2013 Plan.

Our Board of Directors and stockholders have adopted three equity incentive plans: (i) the 2010 Equity Incentive Plan, adopted September 29, 2010 (the “2010 Plan”), pursuant to which 2,800,000 shares of our common stock were reserved for issuance as awards, and as of December 31, 2014, 650,000 shares remain available for issuance; (ii) the 2012 Equity Incentive Plan, adopted February 9, 2012 (the “2012 Plan”), pursuant to which 40,000,000 shares of our common stock were reserved for issuance as awards, and as of December 31, 2014, 566,450 shares remain available for issuance; and (iii) the 2013 Equity Incentive Plan, adopted February 12, 2013 (the “2013 Plan”), pursuant to which 40,000,000 shares of our common stock were reserved for issuance as awards, and as of December 31, 2014, 26,670,172 shares remain available for issuance. In addition, the Company granted 6,383,710 shares of restricted common stock and options to acquire 5,332,740 shares of common stock pursuant to individual equity compensation plans from June 18, 2012 to November 30, 2012. The individual equity compensation plans have not been approved by the Company’s stockholders. The material terms of the individual equity compensation plans are consistent with the terms of the 2010 Plan and 2012 Plan. No securities remain available for issuance under the individual equity compensation plans.

The purpose of the 2010 Plan, the 2012 Plan and the individual equity incentive plans is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. The purpose of the 2013 Equity Incentive Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

The equity incentive plans provide for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other types of stock-based awards to our employees, officers, directors and consultants. The equity incentive plans are administered by our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our voting securities as of April 14, 2015 by:

•	each person known by us to beneficially own more than 5.0% of any class of our voting securities;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to us. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned. Percentage computations are based on 385,146,042 shares of our common stock outstanding as of April 14, 2015.

	Common Stock(1)
Name of Beneficial Owner(2)	Shares Beneficially Owned		Percent of Class
5% Owners
Frost Gamma Investments Trust	53,948,997	(3)	14.00%
Levon Resources Ltd.	35,178,572	(4)	9.13%
Executive Officers and Directors
Stephen Alfers	28,742,712	(5)	7.17%
Debra Struhsacker	1,824,557	(6)	*%
Timothy Janke	1,365,000	(7)	*%
Eric Alexander	1,328,522	(8)	*%
Barry Honig	126,403,760	(9)(10)	28.78%
Alex Morrison	1,000,000	(11)	*%
Executive Officers and Directors as a Group (Six persons)	160,664,551		35.27%

*	Less than one percent (1.0%).
(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock includes for each person or entity shares issuable on the exercise of all options and warrants and the conversion of other convertible securities beneficially owned by such person or entity that are currently exercisable or will become exercisable or convertible within 60 days following April 14, 2015. Such shares, however, are not included for the purpose of computing the percentage ownership of any other person.
(2)	The address of these persons, unless otherwise noted, is c/o Pershing Gold Corporation, 1658 Cole Blvd., Bldg. 6, Suite 210, Lakewood, CO 80401.
(3)	The address of Frost Gamma Investments Trust is 4400 Biscayne Blvd., Miami, FL 33137. Dr. Philip Frost is the trustee of Frost Gamma Investments Trust and, in such capacity, has voting and dispositive power over the securities held for the account of Frost Gamma Investments Trust. This information is based upon a Form 4 which was filed with the SEC on July 31, 2014. It includes 53,772,527 shares of common stock and 176,470 shares of common stock issuable upon exercise of warrants.
(4)	The address of Levon Resources Ltd. is Suite 900, 570 Granville St., Vancouver, British Columbia, Canada V6C 3P1.
(5)	Includes (i) 8,602,140 unrestricted shares of common stock; (ii) 4,667,000 shares of restricted stock which have not vested but over which Mr. Alfers holds voting power; (iii) options to purchase 10,000,000 shares of common stock with an exercise price of $0.49 per share, which are fully vested; (iv) options to purchase 5,000,000 shares of common stock with an exercise price of $0.34 per share, which are fully vested; (v) 100 shares of Series E preferred stock, which are convertible into

353,572 shares of common stock; and (vi) 120,000 shares of common stock issuable upon exercise of warrants received in connection with the issuance of the Series E preferred stock.
(6)	Includes (i) 192,897 unrestricted shares of common stock, (ii) 831,660 restricted shares of common stock which have not vested but over which Ms. Struhsacker exercises voting power, and (iii) 800,000 shares of common stock issuable upon exercise of outstanding stock options, which are 100% vested.
(7)	Includes (i) 200,000 unrestricted shares of common stock and (ii) 1,165,000 restricted shares of common stock that have not yet vested but over which Mr. Janke holds voting power.
(8)	Includes (i) 371,856 unrestricted shares of common stock and (ii) 956,666 restricted shares of common stock which have not vested but over which Mr. Alexander exercises voting power.
(9)	Includes:
(i)	21,267,964 unrestricted shares of common stock, 1,000,000 restricted shares of common stock which have not vested but over which Mr. Honig exercises voting power, options to purchase 13,400,000 shares of common stock, which are fully vested, 652 shares of Series E preferred stock, which are convertible into 2,305,286 shares of common stock, 782,400 shares of common stock issuable upon exercise of warrants received in connection with the issuance of the Series E preferred stock, and 411,764 shares of common stock issuable upon exercise of warrants received on July 30, 2014, all of which are held directly by Mr. Honig;
(ii)	35,484,621 unrestricted shares of common stock, 4,230 shares of Series E preferred stock convertible into 14,956,072 shares of common stock, and 10,153,147 shares of common stock issuable upon exercise of warrants (including 3,636,000 shares of common stock issuable upon the exercise of warrants received in connection with the issuance of the Series E preferred stock on August 8, 2013, 1,363,637 shares of common stock issuable upon exercise of warrants purchased in a private placement on December 3, 2012, 1,470,588 shares of common stock issuable upon exercise of warrants received on July 2, 2014, 606,000 shares of common stock issuable upon exercise of warrants purchased in a private transaction on January 5, 2015 and 3,076,922 shares of common stock issuable upon exercise of warrants purchased in a private placement on April 10, 2015), all of which are held by GRQ Consultants, Inc. 401K (“GRQ 401K”);
(iii)	993,908 unrestricted shares of common stock held by GRQ Consultants, Inc. (“GRQ Consultants”);
(iv)	13,057,301 unrestricted shares of common stock, 2,070 shares of Series E preferred stock, which are convertible into 7,318,929 shares of common stock, 1,726,800 shares of common stock issuable upon exercise of warrants received in connection with the issuance of the Series E preferred stock, and 294,118 shares of common stock issuable upon exercise of warrants received on July 2, 2014, all of which are held by GRQ Consultants, Inc. Roth 401K FBO Barry Honig (“GRQ Roth 401K”); and
(v)	500,000 unrestricted shares of common stock, 581 shares of Series E preferred stock, which are convertible into 2,054,250 shares of common stock, and 697,200 shares of common stock issuable upon exercise of warrants received in connection with the issuance of the Series E preferred stock, all of which are held by GRQ Consultants, Inc. Defined Benefit Plan (“GRQ Defined”).
(vi)	Mr. Honig is the trustee of GRQ 401K, GRQ Roth 401K and GRQ Defined and President of GRQ Consultants, and, in such capacities, has voting and dispositive power over the securities held by GRQ 401K, GRQ Roth 401K, GRQ Defined and GRQ Consultants.
(10)	Excludes (i) 172,414 shares of common stock underlying unvested restricted stock units granted to Mr. Honig on December 11, 2014 which are issuable upon Mr. Honig’s resignation from the Board of Directors (subject to acceleration and forfeiture in certain circumstances); the restricted stock units vest on December 11, 2015, and Mr. Honig has no voting rights with respect to the restricted stock units until the underlying shares are issued; (ii) 1,628,000 shares of common stock held by ALAN S HONIG C/F HARRISON JAMES HONIG UTMA FL; (iii) 400,000 shares of common stock held by ALAN S HONIG C/F RYAN HONIG UTMA FL; (iv) 400,000 shares of common stock held by ALAN HONIG C/F CAMERON HONIG UTMA FL; (v) 400,000 shares of common stock held by ALAN S HONIG C/F JACOB HONIG UTMA FL; and (vi) 505 shares of Series E preferred stock held by Four Kids Investment Fund LLC. Mr. Honig’s father, as custodian, has voting and dispositive power over shares held by the accounts listed in (ii) – (v) above. Mr. Honig exercises no investment or voting power and disclaims beneficial ownership of the shares owned by accounts for which his father is custodian.

(11)	Represents (i) 333,334 unrestricted shares of common stock and (ii) 666,666 shares of restricted common stock which have not vested but over which Mr. Morrison exercises voting power. Excludes 172,414 shares of common stock underlying unvested restricted stock units granted to Mr. Morrison on December 11, 2014 which are issuable upon Mr. Morrison’s resignation from the Board of Directors (subject to acceleration and forfeiture in certain circumstances); the restricted stock units vest on December 11, 2015, and Mr. Morrison has no voting rights with respect to the restricted stock units until the underlying shares are issued.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of Related Person Transactions

We do not have a formal written policy for the review and approval of transactions with related parties. Our Board of Directors is responsible for reviewing and approving or ratifying related-persons transactions. We annually require each of our directors and executive officers to complete a directors’ or officers’ questionnaire, respectively, that elicits information about related party transactions. Our Board of Directors and legal counsel annually review all transactions and relationships disclosed in the directors’ and officers’ questionnaires, and the Board of Directors makes a formal determination regarding each director’s independence. If a transaction were to present a conflict of interest, the Board of Directors would determine the appropriate response.

Related Person Transactions

We have entered into agreements and arrangements with our executive officers and directors that are more fully described above under “Executive Compensation — Agreements with Executive Officers”, “Executive Compensation — Indemnification Agreements”, and “Director Compensation”.

Transactions with Levon Resources

On October 15, 2014, the Company entered into a Share Purchase Agreement and a Subscription Agreement with Levon Resources Ltd. (“Levon Resources”). The Share Purchase Agreement and Subscription Agreement provided for the sale to Levon Resources of 35,178,572 shares of the Company’s common stock for $0.28 per share, or $9,850,000 in the aggregate. The transaction was completed and the shares were issued on October 20, 2014. Immediately following the sale, Levon Resources beneficially owned approximately 9.9% of our outstanding common stock. The sale and exchange were completed on equivalent terms to other investors purchasing in the private placement.

Transactions with Frost Gamma

On July 23, 2014, the Company entered into a Unit Purchase Agreement and a Subscription Agreement with Frost Gamma Investments Trust (“Frost Gamma”). The Unit Purchase Agreement and Subscription Agreement provided for the sale to Frost Gamma of 441,177 units of common stock and warrants, with each unit consisting of one share of common stock and a warrant to purchase 0.4 shares of common stock, having an exercise price of $0.45, at a purchase price of $0.34 per unit. The transaction was completed and the shares and warrants were issued on July 30, 2014. The sale and exchange were completed on equivalent terms to other investors purchasing in the private placement.

Transactions or Relationships with or involving Mr. Honig

In August 2013, we sold 5,050 shares of Series E preferred stock and warrants to purchase 6,060,000 shares of common stock to Mr. Honig in a private placement for a purchase price of $4,999,500. We also exchanged with Mr. Honig 652 shares of Series E preferred stock and warrants to purchase 782,400 shares of common stock for the outstanding principal and accrued interest of approximately $646,000 owed by us to Mr. Honig pursuant to a Credit Facility Agreement dated February 23, 2011, as amended, between a subsidiary of the Company and Mr. Honig. The sale and exchange were completed on equivalent terms to other investors purchasing in the private placement.

In July 2014, we sold to Mr. Honig 5,441,175 shares of common stock and warrants to purchase 2,176,469 shares of common stock in private placements for a purchase price of approximately $1.9 million. The sale was completed on equivalent terms to other investors purchasing in the private placements.

In October 2014, we sold to Mr. Honig 535,714 shares of common stock for a purchase price of $0.28 per share, or $150,000 in the aggregate, as part of a private placement involving Levon Resources. The sale was completed on equivalent terms to other investors purchasing in the private placement.

In April 2015, we sold to Mr. Honig 7,692,307 units of the Company’s securities for a purchase price of $0.325 per unit, or $2,500,000 in the aggregate, as part of a private placement, with each unit comprised of one share of common stock and a 24-month warrant to purchase 0.4 of a share of the Company’s common stock. The sale was completed on equivalent terms to other investors purchasing in the private placement.

Transactions with Debra Struhsacker

Ms. Struhsacker was a consultant of the Company regarding environmental permitting and other matters from August 2011 until she joined the Company as Corporate Vice President in September 2013. Consulting fees and stock awards paid to Ms. Struhsacker in 2013 prior to her election as Corporate Vice President of the Company in September 2013 are reported as All Other Compensation in the Summary Compensation Table on page 10 of this Proxy Statement.

Transactions with Timothy Janke

Prior to his appointment as the Chief Operating Officer of the Company in August 2014, Mr. Janke received consulting fees from the Company during fiscal year 2013 in the amount of $78,075. The Company also granted Mr. Janke 300,000 shares of restricted stock on February 12, 2013 and 300,000 shares of restricted stock on December 16, 2013, with an aggregate grant date fair value of $258,000, as additional compensation for his consulting services. In 2014, Mr. Janke received $36,255 in consulting fees, as discussed in footnote (3) to the Summary Compensation Table on page 10 of this Proxy Statement.

INDEPENDENT PUBLIC ACCOUNTANTS

As discussed under “Board Committees” on page 6 of this Proxy Statement, the Company currently has no established Board committees. Until an audit committee has been established, all actions, including the appointment of the Company’s independent public accountant, are taken directly through the Board of Directors. The Board of Directors evaluates its principal accountant and makes a decision in the Company’s best interests. This year, the Board of Directors has recommended stockholders ratify its appointment of KBL, LLP to serve as the Company’s independent public accountant for fiscal year 2015. KBL, LLP has served as our independent registered public accounting firm since 2010. We do not anticipate that representatives of KBL, LLP will be present at the Annual Meeting of Stockholders. If present, the firm would have the opportunity to make a statement if they desire to do so and representatives would be available to respond to appropriate questions.

The following table sets out the aggregate fees billed by KBL, LLP for the fiscal years ended December 31, 2014 and 2013 for the categories of fees described.

	Fiscal Year Ended December 31,
	2014	2013
Audit Fees(1)	$75,850	$67,500
Audit-Related Fees(2)	4,000	1,500
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$79,850	$69,000

(1)	Audit fees include fees for services rendered for the audit of our annual financial statements and reviews of our quarterly financial statements.
(2)	Audit-related fees include fees related to the review of the Company’s SEC filings.

OTHER INFORMATION

Stockholder Proposals

There are no proposals by any stockholder which are or could have been included within this Proxy Statement.

The Company will review stockholder proposals intended to be included in the Company’s proxy materials for the 2016 annual meeting of stockholders that are received by the Company at its principal executive offices within a reasonable time before the Company begins to print and send its proxy materials. The Company will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements. All stockholder proposals should be submitted to: Pershing Gold Corporation, 1658 Cole Boulevard, Building 6, Suite 210, Lakewood, CO 80401, Attention: Corporate Secretary. We urge you to submit any such proposal by a means which will permit proof of the date of delivery, such as certified mail, return receipt requested.

Householding

The bank, broker or other nominee for any stockholder who is a beneficial owner, but not the record holder, of the Company’s shares may deliver only one copy of the Proxy Statement to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders who wish to receive a separate copy of the Proxy Statement now, or in the future, should write to us at: Pershing Gold Corporation, 1658 Cole Boulevard, Building No. 6, Suite 210, Lakewood, Colorado 80401, Attention: Corporate Secretary. Beneficial owners sharing an address who are receiving multiple copies of the Proxy Statement and wish to receive a single copy of the Proxy Statement in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all stockholders at the shared address in the future.

Furnishing of Proxy Materials

The Proxy Statement is accompanied by a copy of our Annual Report to Stockholders (including financial statements) for the fiscal year ended December 31, 2014.

OTHER MATTERS

Our management and the Board of Directors know of no other matters to be brought before the Annual Meeting. If other matters are presented properly to the stockholders for action at the Annual Meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the common stock represented by such proxy are entitled to vote.

You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Annual Meeting, as we hope you will, you may vote your shares in person.

By order of the Board of Directors,

/s/ Mindyjo Germann

Mindyjo Germann
Corporate Secretary

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission (including exhibits) will be provided at no charge to any stockholder entitled to vote at the Annual Meeting by first class mail within one business day of receipt of written request to: Pershing Gold Corporation, 1658 Cole Boulevard, Building 6, Suite 210, Lakewood, CO 80401, attention: Corporate Secretary, or by calling: (720) 974-7248.

PROXY
PERSHING GOLD CORPORATION

1658 Cole Blvd., Building 6, Suite 210
Lakewood, Colorado 80401

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Stephen Alfers, Eric Alexander and Mindyjo Germann as attorney and proxy for the undersigned, each with the power to appoint his or her substitute, and to represent and to vote all the shares of common stock and Series E preferred stock, voting on an as-converted to common stock basis, of Pershing Gold Corporation (the "Company"), which the undersigned would be entitled to vote, at the Company's Annual Meeting of Stockholders to be held at the offices of Davis Graham & Stubbs LLP located at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, on June 9, 2015, at 10:00 a.m. local time, and at any postponements or adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR the election of the named nominees as directors in Proposal 1 and FOR the ratification of the independent auditor in Proposal 2**.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE.

Please mark your votes like this ☒

The Board of Directors recommends a vote FOR the election of the named nominees as directors in Proposal 1 and FOR the ratification of the independent auditor in Proposal 2.

Proposal No. 1: To elect the following three (3) persons as directors of the Company to serve until their successors are elected and qualified:

01 Stephen Alfers	☐ FOR	☐ WITHHOLD AUTHORITY
02 Barry Honig	☐ FOR	☐ WITHHOLD AUTHORITY
03 Alexander Morrison	☐ FOR	☐ WITHHOLD AUTHORITY

☐ FOR ☐ AGAINST ☐ ABSTAIN

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

WILL ATTEND THE MEETING ☐

Please mark, date and sign this proxy card and return it in the accompanying envelope. Please sign as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature ______________________ Date

Signature (if held jointly) ______________________ Date

CONTROL NUMBER

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▲ **FOLD AND DETACH HERE AND READ THE REVERSE SIDE** ▲

PLEASE SIGN, DATE, AND MAIL THIS WHITE PROXY CARD TODAY

PERSHING GOLD CORPORATION
PROXY FOR ANNUAL MEETING TO BE HELD JUNE 9, 2015

CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.